Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-297687

PROSPECTUS

TEN Holdings, Inc.

500,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholder (the “Selling Stockholder”) identified in this prospectus under the caption “Selling Stockholder,” of up to an aggregate of 500,000 shares (the “Resale Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

We are not offering or selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Resale Shares. The Selling Stockholder may sell the Resale Shares offered by this prospectus from time to time on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions or through any other means described in this prospectus under the caption “Plan of Distribution” on page 8. The Resale Shares may be sold at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

We are paying the cost of registering the Resale Shares covered by this prospectus as well as various related expenses. The Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its Resale Shares.

If any underwriters, dealers or agents are involved in the sale of any of the Resale Shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Common Stock is listed on the Nasdaq Capital Market and traded under the symbol “XHLD.” On August 6, 2026, the closing price of the Common Stock, as reported on the Nasdaq Capital Market was $2.81 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation by Reference” and “Additional Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Resale Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Additional Information” and “Incorporation by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “XHLD,” the “Company” and similar designations refer to TEN Holdings, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Company

The Company, headquartered in Langhorne, Pennsylvania, was incorporated on February 12, 2024 in Pennsylvania to act as the holding company of TEN Events, Inc. (“TEN Events”), which was incorporated in Pennsylvania in May of 2011 and is an operating entity. On July 24, 2024, the Company changed its domicile of incorporation from Pennsylvania to Nevada. TEN Events is a provider of event planning, production, and broadcasting services. TEN Events produces virtual, hybrid, self-service, and physical events. Virtual, hybrid, and self-service events could involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by our proprietary Xyvid Pro platform and TEN Pro platform. Physical events were added to our revenue streams, due to our corporate restructuring completed in fiscal year 2023, and mainly involve livestreaming and video recording of physical events.

As of the date of this prospectus, we primarily generate revenue from virtual and hybrid events delivered to corporate customers.

Our mission is to deliver top-tier planning, production, and broadcasting services for virtual, hybrid and physical events. Our goal is to become a global leader in innovative virtual events that enhance engagement and connectivity, making impactful and memorable experiences accessible to all.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

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●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues equal or exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

Our principal executive offices are located at 1170 Wheeler Way, Langhorne, Pennsylvania 19047. Our telephone number is 1.800.909.9598 and our website address is https://www.tenholdingsinc.com/. Information contained on our website is not part of this prospectus and should not be relied upon in making an investment decision. We have included our website address as an inactive textual reference only.

Risks Affecting Our Company

In evaluating an investment in our Common Stock, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 4 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026, and any updates to those Risk Factors, which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

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The Offering

Common Stock offered by Selling Stockholder:	Up to 500,000 shares of Common Stock

Shares of Common Stock outstanding as of July 23, 2026:	11,977,443

Use of proceeds:	We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Stockholder. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 4 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “XHLD”.

RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2025 and any updates to those Risk Factors, which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

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Risks Related to this Offering

Future sales or issuances of our Common Stock in the public markets, including sales or issuances under our Equity Line of Credit (“ELOC”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) or sales by our directors, officers and stockholders or the perception of such sales, could depress the trading price of our Common Stock.

The sale of a substantial number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Common Stock at any time pursuant to this prospectus or in one or more separate offerings or pursuant to our ELOC. In addition, subject to lock-up agreements that they have entered into with WestPark Capital, Inc. (subject to certain exceptions) and securities law restrictions, our directors, officers and stockholders may sell shares of Common Stock at any time. We cannot predict the effect that future sales of our Common Stock, including by our directors and officers, or the effect that the timing of any such sales, would have on the market price of our Common Stock.

We are subject to government investigations and regulatory inquiries which could result in substantial costs, penalties and reputational harm.

We have received subpoenas and other requests for information from the U.S. Department of Justice (the “DOJ”) and the SEC relating to the Company’s initial public offering (the “IPO”) and four contracts the Company executed after its IPO.

Government investigations and regulatory proceedings are inherently uncertain, can be time-consuming, disruptive, and expensive, and can divert the attention of management and other personnel from our business operations. The outcome of these matters cannot be predicted with certainty, and we may be required to incur substantial legal, accounting and other professional fees in responding to these investigations.

If these investigations result in adverse findings, settlements, enforcement actions, civil litigation, criminal proceedings, injunctions, monetary penalties, disgorgement, changes to our business practices, limitations on our operations, or other remedial measures, our business, financial condition, results of operations, cashflows, and reputation could be materially adversely affected. In addition, publicity regarding these matters, regardless of the ultimate outcome, could harm our reputation, impair our ability to maintain or grow relationships with customers, investors, business partners, and employees and negatively impact the trading price of our securities.

Any adverse resolution of these matters could also impair our ability to access the capital markets, complete financing transactions, suspension of trading of our securities, maintain exchange listing standards, or satisfy contractual obligations, which could materially adversely affect our business and prospects.

Failure to comply with The Nasdaq Capital Market continued listing requirements may result in our Common Stock being delisted from The Nasdaq Capital Market.

There can be no assurance that we will be able to maintain the listing standards of the Nasdaq Capital Market, the exchange on which our Common Stock is traded, which includes requirements that we maintain our stockholders’ equity, total value of shares of Common Stock held by unaffiliated stockholders, minimum bid price, and market capitalization above certain specified levels. For example, on June 30, 2025, we received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying us that the Company had not been in compliance with Nasdaq’s minimum bid price requirement. In order to cure the deficiency, we effected a 1-for-15 reverse stock split on December 1, 2025 to regain compliance with Nasdaq’s minimum bid price requirement. Because we effected such reverse stock split to cure our minimum bid price deficiency in December 2025, should our stock price fail to meet Nasdaq’s minimum bid price requirement at any time prior to December 1, 2026, we will not be eligible for any compliance period and our stock will be immediately delisted.

In addition, on May 26, 2026, we received a deficiency letter from the Staff notifying us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain a minimum of $2,500,000 in stockholders’ equity. On June 30, 2026, we issued a press release announcing that we had closed a registered direct offering of 7,500,000 shares of Common Stock for net proceeds of approximately $6.6 million. As a result, we believe we have regained compliance with Nasdaq Listing Rule 5550(b)(1).

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If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our Common Stock might cease to trade on Nasdaq, and may move to the OTCQB or OTC Pink Markets operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares of Common Stock than Nasdaq. A delisting could substantially decrease trading in our Common Stock, adversely affect the market liquidity of our Common Stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act, and Rule 3b-6 thereunder. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “may,” “might,” “will,” “should,” “would,” “could,” “likely,” “estimate,” “intend,” “continue,” “future,” “potential,” “believe,” “expect,” “plan,” “project,” “target,” “forecast,” “outlook,” “anticipate,” “estimate,” or “intend” or similar expressions or the negative thereof. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to maintain compliance with the regulations applicable to us, including the continued listing requirements of the Nasdaq;

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●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in our industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed under “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. We caution readers not to place undue reliance on forward-looking statements. The Company disclaims any obligation to revise or update any forward-looking statements contained in this prospectus to reflect future events or developments.

USE OF PROCEEDS

The Resale Shares offered by this prospectus are being registered for the account of the Selling Stockholder identified herein. We will not receive any of the proceeds from the sale of the Resale Shares.

SELLING STOCKHOLDER

The 500,000 Resale Shares being offered by the Selling Stockholder consist of shares of Common Stock issued to the Selling Stockholder on May 22, 2026 in a private placement. We are registering the Resale Shares in order to permit the Selling Stockholder and any of its pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such Resale Shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the Resale Shares by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder identified in the first column, based on its ownership of shares of Common Stock as of July 23, 2026. The fourth column lists the number of Resale Shares being offered by this prospectus by the Selling Stockholder. The sixth column assumes the sale of all of the Resale Shares offered by the Selling Stockholder pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 11,977,443 shares of Common Stock outstanding as of July 23, 2026.

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We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale or other disposition of any of the Resale Shares. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholder. As a result, we cannot estimate the number of shares of Common Stock the Selling Stockholder will beneficially own after termination of sales under this prospectus.

Neither the Selling Stockholder, nor any person having control over the Selling Stockholder, has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our Common Stock.

	Shares Beneficially Owned Prior to the Offering		Shares to be Sold Pursuant the Offering		Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number of Shares	Percent of Class (1)	Number of Shares	Percent of Class (1)	Number of Shares	Percent of Class (1)
Wang Huaqiu (2)	500,000	4.2%	500,000	4.2%	-	-%

(1) Based on 11,977,443 shares of Common Stock outstanding as of July 23, 2026.

(2) The address for Wang Huaqiu is Production Team No. 006, 21st Production Team, 2nd District, Xihua State-owned Farm, Danzhou City, Hainan Province.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock, which we refer to herein collectively as the Resale Shares, issued to the Selling Stockholder to permit the resale of these Resale Shares by the holder of the Resale Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the Resale Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Stockholder may sell all or a portion of the Resale Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Resale Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Resale Shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Selling Stockholder may also sell any of the Resale Shares short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholder may deliver any of the Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge any of the Resale Shares to broker-dealers that in turn may sell such Resale Shares, to the extent permitted by applicable law. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successor in interest as a selling stockholder under this prospectus. The Selling Stockholder also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder and any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder, if it is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of any of the Resale Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which such Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%) of the total gross proceeds of such Resale Shares sold.

Under the securities laws of some U.S. states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Resale Shares may not be sold unless such Resale Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

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We will pay all expenses of the registration of the Resale Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. We will indemnify the Selling Stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

EXPERTS

The financial statements of TEN Holdings, Inc., as of and for the years ended December 31, 2024 and December 31, 2025, have been audited by ASSENTSURE PAC, independent registered public accountants, as set forth in their reports thereon, which are incorporated by reference in this prospectus and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Resale Shares will be passed upon for us by Polsinelli PC, Washington, DC. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the Resale Shares offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference. For further information with respect to us and the Resale Shares offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

You can also read the registration statement at the SEC’s internet web site at http://www.sec.gov.

We file or have filed annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s public reference rooms as indicated above.

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INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all shares of Common Stock covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-42515), filed on March 18, 2026 (the “2025 Form 10-K”);

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 (File No. 001-42515), filed on May 15, 2026;

●	our Current Report(s) on Form 8-K (File No. 001-42515), filed on February 5, 2026, May 8, 2026, May 26, 2026, June 26, 2026 (other than Item 7.01 thereof), July 16, 2026, July 20, 2026 and July 24, 2026; and

●	the description of our capital stock which is contained in our Registration Statement Form 8-A (File No. 001-42515), filed with the SEC on February 11, 2025, as updated by Exhibit 4.2 of the 2025 Form 10-K, and any other amendment or report filed with the SEC for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

TEN Holdings, Inc.

1170 Wheeler Way,

Langhorne, Pennsylvania 19047

Attention: Secretary

1.800.909.9598

The documents incorporated by reference may be accessed at our website at https://www.tenholdingsinc.com/. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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